                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             ASTEC INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          [ASTEC INDUSTRIES, INC. LOGO]




                             ASTEC INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 27, 2000



TO THE SHAREHOLDERS:

         The Annual Meeting of Shareholders of Astec Industries, Inc., a Tennessee corporation, will be held at the Company's executive offices, 4101 Jerome Avenue, Chattanooga, Tennessee, on April 27, 2000, at 10:00 a.m., Chattanooga time, for the following purposes:

         1. To elect four directors in Class II to serve until the annual meeting of shareholders in 2003, or in the case of each director, until his successor is duly elected and qualified.

         2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

        Only shareholders of record at the close of business on March 15, 2000 are entitled to notice of, and to vote at, the Annual Meeting. The transfer books will not be closed. A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection by shareholders at the Company's offices from March 27, 2000 through the Annual Meeting.

                                     By Order of the Board of Directors


                                     /s/ Richard W. Bethea, Jr.
                                     ------------------------------------------
                                     RICHARD W. BETHEA, JR.
                                     Secretary



Dated:  March 27, 2000

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY APPOINTMENT CARD PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY APPOINTMENT AND VOTE IN PERSON.

                             ASTEC INDUSTRIES, INC.
                               4101 Jerome Avenue
                          Chattanooga, Tennessee 37407
                                 (423) 867-4210


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 27, 2000


         The enclosed proxy appointment is solicited by and on behalf of the Board of Directors of Astec Industries, Inc. for use at its Annual Meeting of Shareholders to be held on April 27, 2000, and at any adjournments thereof. The appointment of proxy is revocable at any time prior to its exercise at the Annual Meeting by (i) written notice to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy appointment bearing a later date, or (iii) attending the Annual Meeting and voting in person.

         This Proxy Statement is being mailed by the Company to its shareholders on or about March 27, 2000. The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1999, including financial statements, is being sent to the shareholders with this Proxy Statement.

         Only holders of record of the Company's Common Stock as of the close of business on March 15, 2000 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date there were 19,134,915 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. A shareholder is entitled to one vote for each share of Common Stock held.


                            1. ELECTION OF DIRECTORS

         The Board of Directors of the Company is divided into three classes, with the term of office of each class ending in successive years. The terms of directors of Class II expire with this Annual Meeting. The directors of Class I and Class III will continue in office until the 2002 and 2001 annual meetings of shareholders, respectively. At the present time there are three directors in Class I, four directors in Class II, and four directors in Class III. The shareholders are being asked to vote for the election of four directors to serve in Class II.

         If the enclosed proxy appointment card is properly executed and returned, the persons appointed as proxies will vote the shares represented by the proxy appointment in favor of the election to the Board of Directors of each of the four Class II nominees whose names appear below, unless either authority to vote for any or all of the nominees is withheld or such appointment has previously been revoked. It is anticipated that management shareholders of the Company will grant authority to vote for the election of all the nominees. Each Class II director will be elected to hold office until the 2003 annual meeting of shareholders and thereafter until his successor has been elected and qualified. In the event that any nominee is unable to serve (which is not anticipated), the persons appointed as proxies will cast votes for the remaining nominees and for such other persons as they may select.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS CHECK "FOR" TO VOTE FOR THE ELECTION OF ALL OF THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF EACH OF THE NOMINEES. WITHHOLDING AUTHORITY TO VOTE WITH RESPECT TO ANY ONE OR MORE NOMINEES WILL CONSTITUTE A VOTE AGAINST SUCH NOMINEE(S).

CERTAIN INFORMATION CONCERNING NOMINEES AND DIRECTORS

         The following table sets forth the names of the nominees and of the Company's current directors, their ages, the year in which they were first elected directors, their positions with the Company, their principal occupations and employers for at least the last five years, any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940, the number of shares of the Company's Common Stock beneficially owned by them on March 15, 2000, and the percentage of the 19,134,915 total shares of Common Stock outstanding on such date that such beneficial ownership represents. For information concerning membership on Committees of the Board of Directors, see "Other Information About the Board and its Committees" below.

                              NOMINEES FOR DIRECTOR

                                    CLASS II
                FOR THREE-YEAR TERM EXPIRING ANNUAL MEETING 2003


                                         POSITIONS WITH THE COMPANY,              SHARES OF COMMON STOCK
        NAME, AGE AND                   PRINCIPAL OCCUPATIONS DURING              BENEFICIALLY OWNED AND
          YEAR FIRST                      AT LEAST PAST FIVE YEARS,                 PERCENT OF COMMON
       ELECTED DIRECTOR                    AND OTHER DIRECTORSHIPS                  STOCK OUTSTANDING(1)
       ----------------                 ----------------------------              ----------------------
      Daniel K. Frierson        Mr. Frierson has been the Chief Executive                  3,000
             (58)               Officer of The Dixie  Group, Inc., a public
            (1994)              company in the textile manufacturing business,
                                since 1979 and has served as Chairman of the
                                Board of such company since 1987. Mr. Frierson
                                also serves as a director on the boards of
                                Printpack, Inc. and SunTrust Bank of
                                Chattanooga, N.A., which was formerly American
                                National Bank.

      Robert G. Stafford        Mr. Stafford was appointed Group Vice President          347,466(2)
             (61)               - Aggregate in December 1998 and served as                  1.81%
            (1988)              President of Telsmith, Inc., a subsidiary of the
                                Company from April 1991 to December 1998.

        J. Wade Gilley          Mr. Gilley has served as the President of the                 --
             (61)               University of Tennessee since May 7, 1999.
                                Prior to that date, Mr. Gilley had served as the
                                President of Marshall University since 1991.

        Robert H. West          Mr. West served as Chairman of the Board and               1,000
             (61)               Chief Executive Officer of Butler Manufacturing
                                Company from 1968 to 1999. Mr. West currently
                                serves on the Boards of Directors of Burlington
                                Northern Santa Fe Corporation, Kansas City Power
                                and Light, and Commerce Bancshares, Inc. Mr.
                                West is currently retired.

                        MEMBERS OF THE BOARD OF DIRECTORS
                            NOT CONTINUING IN OFFICE

                                    CLASS II

                                         POSITIONS WITH THE COMPANY,              SHARES OF COMMON STOCK
        NAME, AGE AND                   PRINCIPAL OCCUPATIONS DURING              BENEFICIALLY OWNED AND
          YEAR FIRST                      AT LEAST PAST FIVE YEARS,                 PERCENT OF COMMON
       ELECTED DIRECTOR                    AND OTHER DIRECTORSHIPS                  STOCK OUTSTANDING(1)
       ----------------                 ----------------------------              ----------------------
       E.D. Sloan, Jr.          While currently retired, Mr. Sloan was Chairman         177,024(3)
           (70)                 of the Board of Nolas Trading Company, Inc.,
          (1978)                which until 1987 was named Sloan Construction
                                Co., Inc.

       George C. Dillon         While currently retired, Mr. Dillon formerly              5,072(4)
           (77)                 served as a director of Phelps Dodge
          (1986)                Corporation, Newhall Land & Farming Company,
                                and Butler Manufacturing Co.


                        MEMBERS OF THE BOARD OF DIRECTORS
                              CONTINUING IN OFFICE

                                     CLASS I
                        TERM EXPIRING ANNUAL MEETING 2002


                                         POSITIONS WITH THE COMPANY,              SHARES OF COMMON STOCK
        NAME, AGE AND                   PRINCIPAL OCCUPATIONS DURING              BENEFICIALLY OWNED AND
          YEAR FIRST                      AT LEAST PAST FIVE YEARS,                 PERCENT OF COMMON
       ELECTED DIRECTOR                    AND OTHER DIRECTORSHIPS                  STOCK OUTSTANDING(1)
       ----------------                 ----------------------------              ----------------------
      William D. Gehl           Mr. Gehl is Chairman of the Board, President,                333
            (53)                and Chief Executive Officer of Gehl Company, a
            1999                manufacturer of agricultural and industrial
                                construction equipment. Prior to joining Gehl
                                Company in 1992 as President and Chief Executive
                                Officer, Mr. Gehl served as Executive Vice
                                President and Chief Operating Officer of The
                                Ziegler Companies, Inc., a financial services
                                holding company.

     Ronald W. Dunmire          Mr. Dunmire served as President and Chief                  2,368
            (62)                Executive Officer of Cedarapids, Inc., a
           (1996)               manufacturer of rock crushing and road building
                                equipment and a subsidiary of Raytheon Company,
                                from 1983 until 1993. Mr. Dunmire is currently
                                retired.

                                         POSITIONS WITH THE COMPANY,              SHARES OF COMMON STOCK
        NAME, AGE AND                   PRINCIPAL OCCUPATIONS DURING              BENEFICIALLY OWNED AND
          YEAR FIRST                      AT LEAST PAST FIVE YEARS,                 PERCENT OF COMMON
       ELECTED DIRECTOR                    AND OTHER DIRECTORSHIPS                  STOCK OUTSTANDING(1)
       ----------------                 ----------------------------              ----------------------
      Robert Dressler           Mr. Dressler has served as a Managing  Director            2,368
            (74)                since December, 1996 and previously served as a
           (1997)               Senior Vice President in the Corporate Finance
                                Department of Raymond James and Associates, Inc.
                                since 1987. Mr. Dressler also serves as director
                                of Crown Andersen, Inc.


                                    CLASS III
                        TERM EXPIRING ANNUAL MEETING 2001


                                         POSITIONS WITH THE COMPANY,              SHARES OF COMMON STOCK
        NAME, AGE AND                   PRINCIPAL OCCUPATIONS DURING              BENEFICIALLY OWNED AND
          YEAR FIRST                      AT LEAST PAST FIVE YEARS,                 PERCENT OF COMMON
       ELECTED DIRECTOR                    AND OTHER DIRECTORSHIPS                  STOCK OUTSTANDING(1)
       ----------------                 ----------------------------              ----------------------
         J. Don Brock           Dr. Brock has been President of the Company            2,623,092(5)
            (61)                since its incorporation in 1972 and assumed the            13.71%
           (1972)               additional position of Chairman of the Board in
                                1975. He earned his Ph.D. degree in mechanical
                                engineering from the Georgia Institute of
                                Technology. Dr. Brock also serves as a director
                                on the board of The Dixie Group, Inc., a public
                                company in the textile manufacturing business.

       Albert E. Guth           Mr. Guth has served as the President of Astec             94,354(6)
            (60)                Financial Services, Inc., a subsidiary of the
           (1972)               Company since June 1996. Previously he served
                                as Chief Financial Officer of the Company since
                                1987, Senior Vice President of the Company since
                                1984 and Secretary of the Company since 1972.

       W. Norman Smith          Mr. Smith was appointed Group Vice President -           364,442(7)
            (61)                Asphalt in  December 1998 and has served as the             1.90%
           (1982)               President of Astec, Inc., a subsidiary of the
                                Company, since January 1995. Previously, he
                                served as the President of Heatec, Inc., a
                                subsidiary of the Company, since 1977.

       William B. Sansom        Mr. Sansom has served as the Chairman and Chief            2,000
            (58)                Executive Officer of H.T. Hackney Co., a
           (1995)               diversified wholesale grocery, gas and oil, and
                                furniture manufacturing company, since 1983.
                                Formerly, Mr. Sansom served as the Tennessee
                                Commissioner of Transportation from 1979 to
                                1981, and as Tennessee Commissioner of Finance
                                and Administration from 1981 to 1983. Mr. Sansom
                                also serves as a director on the boards of
                                Martin Marietta Materials and First Tennessee
                                National Corporation.

(1) The amounts of the Company's Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and dispositive power over the shares of Common Stock, unless otherwise indicated. As indicated, certain of the shares included are beneficially owned by the holders by virtue of their ownership of options to purchase Common Stock that are exercisable within 60 days of March 15, 2000 under the 1986 Stock Option Plan, the 1992 Stock Option Plan, the 1998 Long-Term Incentive Plan or the Non-Employee Directors Stock Incentive Plan and such shares issuable upon currently exercisable options have been taken into account in determining the percent of Common Stock owned. Unless indicated in the table, the number of shares included in the table as beneficially owned by a director or nominee does not exceed one percent of the Common Stock of the Company outstanding on March 15, 2000. All share amounts reflect a two-for-one stock split of the Common Stock effective January 18, 1999.

(2) Includes outstanding options to purchase 340,000 shares of Common Stock to the extent such options are either currently exercisable or will become exercisable within 60 days after March 15, 2000. Also includes 4,106 shares held in the Company's Supplemental Executive Retirement Plan and 3,360 shares held in the Company's 401(k) Plan.

(3) Includes 150,000 shares held in Mr. Sloan's Individual Retirement Account and outstanding options to purchase 1,024 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 15, 2000.

(4) Includes 4,000 shares held in Mr. Dillon's Individual Retirement Account and outstanding options to purchase 1,024 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 15, 2000.

(5) Does not include 293,508 shares held by Edna F. Brock, Dr. Brock's mother, over which shares he has no voting or dispositive power. Includes outstanding options to purchase 230,000 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 15, 2000. Also includes 6,669 shares held in the Company's Supplemental Executive Retirement Plan.

(6) Includes outstanding options to purchase 66,000 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 15, 2000. Also includes 3,055 shares held in the Company's Supplemental Executive Retirement Plan and 3,299 shares held in the Company's 401(k) Plan.

(7) Includes outstanding options to purchase 222,000 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 15, 2000. Also includes 3,453 shares held in the Company's Supplemental Executive Retirement Plan.

OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     Meetings. During 1999, the Board of Directors held seven meetings, and the Board's Committees held the meetings described below. Each incumbent director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period for which he has been a director; and (2) the total number of meetings held by all committees of the Board on which he served during the periods that he served.

     Committees. During 1999, the Company's Board of Directors had an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and a Technical Committee. Certain information regarding the Board's Committees is set forth below.

     Executive Committee. The Executive Committee is authorized to act on behalf of the Board of Directors on matters that may arise between regular meetings of the Board upon which the Board of Directors would be authorized to act. During 1999, the members of the Executive Committee were Dr. Brock (Chairman) and Messrs. Smith, Frierson and Guth. The Executive Committee held no formal meetings during 1999, but conducted all necessary business through written consent of the Executive Committee. The current members of the Executive Committee are Dr. Brock (Chairman) and Messrs. Smith, Frierson and Guth.

     Audit Committee. The Audit Committee annually reviews and recommends to the Board the firm to be engaged as independent auditors for the next fiscal year, reviews with the independent auditors the plan and results of the auditing engagement, reviews the scope and results of the Company's procedures for internal auditing, and inquires as to the adequacy of the Company's internal accounting controls. In 1999, the members of the Audit Committee were Messrs. Dillon (Chairman), Sansom, Frierson and Dunmire. During 1999, the Audit Committee held three meetings. The current members of the Audit Committee are Messrs. Sansom (Chairman), Dunmire and Gehl. Mr. West will be appointed to the Audit Committee if he is elected to the Board of Directors at this Annual Meeting.

     Compensation Committee. The Compensation Committee is authorized to consider and recommend to the full Board the executive compensation policies of the Company and to administer the Company's stock option plans. In 1999, the members of the Compensation Committee were Messrs. Dunmire (Chairman), Dressler, Gehl and Sloan (whose term as director expires with this Annual Meeting and is not being considered for re-election), and during 1999, the Compensation Committee held two meetings. The current members of the Compensation Committee are Messrs. Dunmire (Chairman), Dressler and Gehl. It is expected that Mr. Gilley will be appointed to the Compensation Committee if he is elected to the Board of Directors at this Annual Meeting.

     Nominating Committee. The Nominating Committee is authorized to recommend candidates for election. During 1999, the members of the Nominating Committee were Messrs. Sansom (Chairman), Frierson and Dressler. The Nominating Committee met once in 1999. The current members of the nominating committee are Messrs. Frierson (Chairman), Sansom and Dressler.

     Technical Committee. The Technical Committee met once in 1999 to review the Company's product lines and to consider new areas of technical design. In 1999, the members of the Technical Committee were Dr. Brock (Chairman) and Messrs. Stafford, Smith, Dressler and Dunmire. The current members of the Technical Committee are Dr. Brock (Chairman), and Messrs. Smith, Stafford, Dunmire and Dressler.

COMMON STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock, as of March 15, 2000, by (i) the Named Executive Officers (who are not directors of the Company) and (ii) the Company's directors and executive officers as a group.

          NAME                            SHARES BENEFICIALLY OWNED              PERCENT OF CLASS
          ----                            -------------------------              ----------------
Richard W. Bethea, Jr.                             97,234(1)                             *

F. McKamy Hall                                     94,735(2)                             *

All executive officers and                      4,090,916(3)                           20.07%
   directors as a group

-------------------
*    less than one percent

(1) Includes outstanding options to purchase 94,000 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 15, 2000 and 99 shares of Common Stock held in the Company's 401(k) Plan. Also includes 3,135 shares held in the Company's Supplemental executive Retirement Plan.

(2) Includes outstanding options to purchase 92,000 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 15, 2000 and 200 shares held in Mr. Hall's Individual retirement Account. Also includes 2,535 shares held in the Company's Supplemental Executive Retirement Plan.

(3) Includes 1,245,800 shares which the directors and executive officers have the right to acquire pursuant to currently exercisable options or options exercisable within 60 days after March 15, 2000 under the Company's stock option plans. Such shares issuable upon exercise of such options are assumed to be outstanding for purposes of determining the percent of shares owned by the group.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of the dates indicated with respect to the only persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock.

       NAME AND ADDRESS OF
        BENEFICIAL OWNER                     SHARES BENEFICIALLY OWNED(1)      PERCENT OF CLASS
       -------------------                   -------------------------         ----------------
J. Don Brock                                           2,623,092(2)                 13.71%
     Astec Industries, Inc.
     4101 Jerome Avenue
     Chattanooga, Tennessee  37407

Lynne W. Brock                                         1,684,893                     8.81%
     6454 Howard Adair Road
     Chattanooga, Tennessee 37416

-------------------

(1) The amounts of the Company's Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and dispositive power over the shares of Common Stock, unless otherwise indicated. All share amounts reflect a two-for-one stock split of the Common Stock effective January 18, 1999.

(2) Includes outstanding options to purchase 230,000 shares of Common Stock to the extent such options are currently exercisable or will become exercisable within 60 days after March 15, 2000. Also includes 6,669 shares held in the Company's Supplemental Executive Retirement Plan. The shares of Common Stock issuable upon exercise of such options held by Dr. Brock are assumed to be outstanding for purposes of determining percent of shares owned by Dr. Brock. Does not include 293,508 shares held beneficially by Edna F. Brock, Dr. Brock's mother, over which shares he has no voting or dispositive power.

EXECUTIVE COMPENSATION

         The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended December 31, 1997, 1998 and 1999 for
(i) the President of the Company, and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term
                                                                                Compensation
                                                    Annual Compensation      ---------------------
Name and                                          -----------------------    Securities Underlying         All Other
Principal Position                       Year     Salary ($)    Bonus ($)    Options (# of shares)     Compensation ($)(1)
-------------------                      ----     ----------    ---------    ---------------------     ----------------
J. Don Brock                             1999     $ 350,000     $ 180,000           50,000                 $ 73,652
  Chairman of the Board                  1998       300,000       160,000           60,000                   50,659
  and President                          1997       247,000       125,000               --                   65,466

Robert G. Stafford                       1999     $ 190,096     $  95,000           40,000                 $ 34,985
  Group Vice President - Aggregate       1998       165,000        82,500           60,000                   32,494
                                         1997       159,000        74,240               --                   26,971

W. Norman Smith                          1999     $ 190,000     $  95,000           50,000                 $ 35,943
  Group Vice President - Asphalt         1998       165,000        82,500           60,000                   30,833
  and President of Astec, Inc.           1997       159,000        79,500               --                   22,022

Richard W. Bethea, Jr.                   1999     $ 210,000     $  95,000           38,000                 $ 39,137
  Vice President and                     1998       190,000        75,000           36,000                   30,593
  General Counsel                        1997       165,000        60,000           10,000                       --

F. McKamy Hall                           1999     $ 160,000     $  80,000           38,000                 $ 35,522
  Vice President, Chief Financial        1998       130,000        72,500           36,000                   21,805
   Officer and Treasurer                 1997       120,000        50,000               --                       --

-------------------
(1) The compensation reported under All Other Compensation represents (a) contributions to the Company's 401(k) Plan on behalf of the Named Executive Officers to match 1999 pre-tax elective contributions (included under salary and bonus) made by each Named Executive Officer to such plan; (b) contributions to the Company's Supplemental Executive Retirement Plan on behalf of the Named Executive Officers; and (c) insurance premiums on health insurance policies and term life insurance policies for the benefit of each of the Named Executive Officers. Company contributions under the 401(k) Plan for the 1999 fiscal year were as follows: $4,800 to Dr. Brock; $4,800 to Mr. Stafford; $4,800 to Mr. Smith; $4,800 to Mr. Bethea; and $4,800 to Mr. Hall. For the 1999 fiscal year, Company contributions under the Supplemental Executive Retirement Plan were:
$61,159 to Dr. Brock; $25,873 to Mr. Stafford; $27,347 to Mr. Smith; $30,012 to
Mr. Bethea; and $23,465 to Mr. Hall. The amount of insurance premium paid for the benefit of each of the Named Executive Officers for the 1999 fiscal year was: $7,693 for Dr. Brock; $4,312 for Mr. Stafford; $5,270 for Mr. Smith; $4,325 for Mr. Bethea; and $7,257 for Mr. Hall.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides details regarding stock options granted to the Named Executive Officers in 1999. In addition, the hypothetical gains or "option spreads" that would exist for the respective options are reflected. These gains are based on assumed rates of annual compound price appreciation of 5% and 10% from the date the options were granted over the full option term.


                            INDIVIDUAL OPTION GRANTS


                                                                                                    Potential Realizable
                                                                                                  Value at Assumed Annual
                                                                                                    Rates of Stock Price
                          Securities         % of Total                                               Appreciation for
                          Underlying       Options Granted     Exercise                                Option Term ($)
                           Options         to Employees in      Or Base                           -----------------------
       Name              Granted (#)(1)     Fiscal Year (%)   Price ($/Sh)(2)   Expiration Date      5%           10%
       ----              -----------       ----------------   ------------      ---------------   ---------   -----------
J. Don Brock               50,000               8.06%           $ 32.55            03/08/09       $ 782,625   $ 2,210,311
Robert G. Stafford         40,000               6.45%           $ 29.59            03/08/09       $ 744,460   $ 1,886,609
W. Norman Smith            50,000               8.06%           $ 29.59            03/08/09       $ 930,575   $ 2,358,261
Richard W. Bethea, Jr.     38,000               6.13%           $ 29.59            03/08/09       $ 707,237   $ 1,792,278
F. McKamy Hall             38,000               6.13%           $ 29.59            03/08/09       $ 707,237   $ 1,792,278

-------------------
(1) All of the options were granted under the 1998 Long-Term Incentive Plan and became exercisable on March 9, 2000. If the Company is a party to any reorganization under which the Company will not remain in existence or substantially all of its Common Stock will be purchased by a single purchaser or group of purchasers acting together, the Compensation Committee of the Board of Directors may, in its discretion, (i) declare all options outstanding under the Plan exercisable immediately and terminate any options not so exercised within a time period specified by the Compensation Committee; (ii) adjust the outstanding options as appropriate so that they apply to the securities of the corporation resulting from such reorganization; or (iii) take some combination of (i) and
(ii). If the Compensation Committee believes an event is likely to lead to a change in control of stock ownership of the Company, whether or not any such change in control actually occurs, the Compensation Committee may declare all options granted under the Plan immediately exercisable. All amounts reflect a two-for-one stock split of the Common Stock effective January 18, 1999.

(2) The exercise price may be paid by delivery of already-owned shares and tax withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The following table shows stock option exercises by the Named Executive Officers during 1999, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares underlying both exercisable and non-exercisable stock options as of December 31, 1999. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Company's Common Stock. All amounts reflect a two-for-one stock split of the Common Stock effective January 18, 1999.


                                                            Number of Securities
                                                                 Underlying               Value of Unexercised
                                                             Unexercised Options          In-the-Money Options
                              Shares                        at Fiscal Year-End (#)        at Fiscal Year-End ($)
                            Acquired on      Value       ---------------------------   ---------------------------
  Name                     Exercise (#)   Realized ($)   Exercisable   Unexercisable   Exercisable   Unexercisable
  ----                     ------------   ------------   -----------   -------------   -----------   -------------
  J. Don Brock                80,000      $ 2,819,995      180,000         50,000      $ 1,630,560        $ 0

  Robert G. Stafford            --             --          300,000         40,000      $ 3,720,100        $ 0

  W. Norman Smith               --             --          172,000         50,000      $ 1,622,068        $ 0

  Richard W. Bethea, Jr.        --             --           56,000         38,000      $   336,768        $ 0

  F. McKamy Hall                --             --           54,000         38,000      $   264,518        $ 0

         Pension Plan. The Company formerly operated a defined benefit plan for the Barber-Greene shop, Barber-Greene office and Telsmith office employees. In December 1995, all assets in this plan were finally distributed to Transamerica, Inc. for the establishment of annuities for the benefit of its participants. At the time of this distribution, Mr. Stafford had nine and one-third years of credit under the plan and has an estimated annual benefit payable upon retirement of $8,385.

         Compensation of Directors. During 1999, the Company's policy regarding the compensation of directors was to pay directors who were not full-time employees of the Company a fee of $10,000 per year, plus $1,000 for each Board meeting attended. In accordance with the Company's Non-Employee Directors Stock Incentive Plan, the Company's non-employee directors can elect to be paid their fee in either Common Stock, deferred stock or stock options. Further, directors are paid $500 per committee meeting attended or $300 if the committee meeting occurs on the day of a Board meeting. The Company also reimburses the directors for travel and other out-of-pocket expenses incurred in connection with their duties as directors. Directors who are full-time employees of the Company receive no additional compensation for services as directors.

     Compensation Committee Interlocks and Insider Participation. In 1999, the members of the Company's Compensation Committee were Messrs. Dunmire (Chairman), Gehl, Dressler and Sloan, none of which served as an officer or employee of the Company during the 1999 fiscal year. The current members of the Compensation Committee are Messrs. Dunmire (Chairman), Dressler, and Gehl. Mr. Gilley will be appointed to the Compensation Committee if he is elected to the Board of Directors at this Annual Meeting. There are no "interlocks," as defined by the SEC, with respect to any member of the Compensation Committee.

     Five-Year Shareholder Return Comparison. The following line-graph presentation compares cumulative, five-year shareholder returns of the Company with the Nasdaq Stock Market (US Companies) and an industry group composed of manufacturers of industrial and commercial machinery and equipment over the same period (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market (US Companies) and the industry group on December 31, 1994, and reinvestment of all dividends).

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                  PERFORMANCE GRAPH FOR ASTEC INDUSTRIES, INC.

                                   [GRAPHIC]


                           YEAR-END CUMULATIVE RETURNS

                                          1994        1995        1996        1997        1998        1999
                                          ----        ----        ----        ----        ----        ----
ASTEC INDUSTRIES, INC.                   100.0        77.5        74.5       131.4       436.3       295.1
NASDAQ STOCK MARKET                      100.0       141.3       173.9       213.1       300.2       545.7
PEER INDEX                               100.0        84.3        99.0        92.7        60.0        65.4

                                     LEGEND

    Symbol                    Index Description
    ------                    -----------------
    ___________               Astec Industries, Inc.
    __ __ __ __ _             Nasdaq Stock Market (US companies)
    - - - - - - - - - -       Peer Index (Standard Industrial Classification Code
                              Group 3590-3599)

     Total return calculations for the Nasdaq Stock Market (US Companies) and the Peer Index were prepared by the Center for Research in Security Prices, The University of Chicago. The Peer Index is composed of the approximately 10 companies in the Standard Industrial Classification Code Group 3590-3599 (manufacturers of industrial and commercial machinery and equipment). Information with regard to SIC classifications in general can be found in the Standard Industrial Classification Manual published by the Executive Office of the President, Office of Management and Budget. Specific information regarding the companies comprising the Peer Index, SIC Code Group 3590-3599, will be provided to any shareholder upon request to the Secretary of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

         Decisions and recommendations regarding the compensation of the Company's executive officers are made by the Compensation Committee of the Board of Directors, which during 1999 was comprised of Messrs. Dunmire, Dressler, Gehl and Sloan. Set forth below is a report of the members of the Compensation Committee during 1999 concerning the Company's compensation policies for 1999. The following report is not subject to incorporation by reference in any filings made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Overview and Philosophy

     The Compensation Committee of the Board of Directors is composed entirely of outside directors and is responsible for making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, recommends the compensation to be paid to the Company's executive officers.

     The objectives of the Company's executive compensation program are to:

     - Approve compensation policies and guidelines that will attract and retain qualified personnel and reward performance.

     - Encourage the achievement of Company performance by utilizing a performance rated bonus plan.

     The executive compensation program provides an overall level of compensation opportunity that is competitive within the construction equipment manufacturing industry, as well as with a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than average competitive levels in similar companies based upon annual and long-term Company performance as well as individual performance. The Compensation Committee will use its discretion to recommend executive compensation where in its judgment external, internal or an individual's circumstances so warrant.

Executive Officer Compensation Program

     The Company's executive officer compensation program is comprised of base salary, annual cash performance rating bonus plan compensation, contributions to the Supplemental Executive Retirement Plan, long-term incentive compensation in the form of stock options and various benefits, including medical and 401(k) plans generally available to all employees of the Company. The Company does not have a policy that requires or encourages the Board of Directors to limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Board of Directors will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent necessary and to the extent consistent with its other compensation objectives.

Base Salary

     Base salary for the Company's executive officers is determined by the Compensation Committee based on the individual's education, experience and performance. The Compensation Committee periodically reviews each executive officer's compensation.

Annual Cash Incentive Compensation

     The Performance Rating Management Bonus Plan is the Company's annual incentive program for executive officers and key managers of the Company's subsidiaries, and all non-union employees. The purpose of the plan is to provide direct financial incentive in the form of an annual cash bonus to those who achieve their business units' annual goals. In 2000, based on the proposed Executive Officer Annual Bonus Equity Election Plan, the

Company's Executive Officers will have the option to receive up to 100% of their bonus in Common Stock or stock options. Budgeted goals for the Company and each business unit are set at the beginning of each fiscal year. In 1988, the following measures of Company performance were selected: return on capital employed, cash flow on capital employed, growth, and safety. In 1998, the growth goal was replaced by an income before income tax goal. Each year the relative values of these measures are adjusted based on the circumstances and goals defined. Individual performance may also be taken into account in determining bonuses, but no bonus is paid unless the above criteria have been achieved. A performance score is applied to ten percent of earnings by subsidiary after consideration of income taxes. The performance rating earned may vary from 5% to 100% of the 10%.

Stock Options

     The stock option program is the Company's long-term incentive plan for executive officers and key managers. The objectives of the program are to relate executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a long-term stock position in the Company's Common Stock. The Company's stock option plans authorize the Compensation Committee to award key personnel stock options and stock appreciation rights. Awards are granted at the discretion of the Compensation Committee based on Company performance, individual performance and the employee's position with the Company.

Benefits

     The Company provides medical and 401(k) benefits to the executive officers that are generally available to Company employees. The amount of prerequisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 1999 and are very minimal.

Chief Executive Officer Compensation

     Dr. Brock has served as President of the Company since he founded it in 1972. His base salary in 1999 was $350,000, a level believed to be competitive with that of other similarly situated companies in the construction equipment industry.

     Dr. Brock's bonus for fiscal 1999 was $180,000. This bonus was based on the subjective determination of the Compensation Committee in recognition of Dr. Brock's contribution to the Company in 1999. The Compensation Committee believes Dr. Brock has continued to manage the Company well in a challenging business climate.

                                     COMPENSATION COMMITTEE

                                     Ronald W. Dunmire, Chairman
                                     Robert Dressler
                                     William D. Gehl
                                     E.D. Sloan, Jr.

SECTION 16(A) FILING REQUIREMENTS

     Based solely on a review of the copies of the Forms 3, 4 and 5 received by it, the Company believes that during 1999 all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were satisfied, except that Albert E. Guth failed to timely file a Form 4 with respect to the sale of 10,000 shares of Common Stock in November 1999.

                                    AUDITORS

     Ernst & Young LLP served as the Company's auditors for the year ended December 31, 1999, and that firm of independent accountants is serving as auditors for the Company for the current calendar year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The reports of Ernst & Young LLP on the financial statements of the Company for the three most recent fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.

                             SOLICITATION OF PROXIES

     The costs of soliciting proxy appointments will be paid by the Company. In addition to solicitation by mail, officers of the Company may solicit proxy appointments by personal interview, and by telephone and telegraph, and may request brokers holding stock in their names, or the names of nominees, to forward proxy soliciting material to the beneficial owners of such stock and will reimburse such brokers for their reasonable expenses.

                                  OTHER MATTERS

     Management does not know of any other matters to be brought before the meeting other than those referred to above. If any matters which are not specifically set forth in the form of proxy appointment and this proxy statement properly come before the meeting, the persons appointed as proxies will vote thereon in accordance with their best judgment.

     Whether or not you expect to be present at the meeting in person, please vote, sign, date, and return promptly the enclosed proxy appointment card in the enclosed envelope. No postage is necessary if the proxy appointment card is mailed in the United States.

                              SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company intended to be presented for consideration at the 2001 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices on or before November 23, 2000 in order to be included in the Company's Proxy Statement and Form of Proxy Appointment relating to the 2001 Annual Meeting of Shareholders.

                        [FORM OF PROXY APPOINTMENT-FRONT]

                             ASTEC INDUSTRIES, INC.
                 PROXY APPOINTMENT SOLICITED BY AND ON BEHALF OF
                             THE BOARD OF DIRECTORS
         FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2000


        The undersigned hereby appoints J. Don Brock and Richard W. Bethea, Jr., and each of them, with individual power of substitution, proxies to vote all shares of the Common Stock of Astec Industries, Inc. (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held in Chattanooga, Tennessee on April 27, 2000, and at any adjournment thereof, as follows:

        For participants in the Company's 401(k) Retirement Plan, as amended and restated on March 1, 1987 ("Plan"), this card also provides voting instructions to the Trustee under the Plan for the undersigned's allowable portion, if any, of the total number of shares of Common Stock of the Company held by such Plan as indicated on the reverse side hereof. These voting instructions are solicited and will be carried out in accordance with the applicable provisions of the Plan.

                (Continued and to be signed and dated on other side)

                        [FORM OF PROXY APPOINTMENT-BACK]


1. To vote for the election as directors of the Company in Class II of the four nominees set forth below to serve until the 2003 Annual Meeting of Shareholders, or in the case of each nominee until his successor is duly elected and qualified, as set forth in the accompanying Proxy
         Statement:

                    Daniel K. Frierson, Robert G. Stafford, J. Wade Gilley, Robert H. West

                    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), LIST NAME(S) BELOW.)

                    ---------------------------------------------------

                    ---------------------------------------------------

        [ ]     FOR all nominees (except as marked to the contrary)

        [ ]     AUTHORITY WITHHELD to vote for all nominees

2. To vote in accordance with their best judgment upon such other matters as may properly come before the meeting or any adjournments thereof.

        [ ]     FOR

        [ ]     AGAINST

        [ ]     ABSTAIN

THIS PROXY APPOINTMENT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY APPOINTMENT WILL BE VOTED AFFIRMATIVELY ON PROPOSAL 1.


IMPORTANT: Please date this proxy appointment card and sign exactly as your name or names appear(s) hereon. If the stock is held jointly, signatures should include both names. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give full title. In order to ensure that your shares will be represented at the Annual Meeting of Shareholders, please vote, sign, date, and return this proxy appointment card promptly in the enclosed business reply envelope. If you do attend the meeting, you may, if you wish, withdraw your proxy appointment and vote in person.


                                                                          (SEAL)
                            ---------------------------------------------
                            Signature of Shareholder


                            DATED:                                       , 2000
                                  ---------------------------------------

                                                                          (SEAL)
                            ---------------------------------------------
                            Signature of Shareholder


                            DATED:                                        , 2000
                                  ----------------------------------------